Exhibit 99.2

Media General Reports December 2006 Revenues

          RICHMOND, Va., Jan. 31 /PRNewswire-FirstCall/ -- Media General, Inc. (NYSE: MEG) today reported December 2006 total revenues of $92.8 million, a 32.6 percent increase from December 2005. The 2006 results included the benefit of four new NBC television stations, acquired June 26, 2006, and five weeks in the 2006 fiscal month compared with four weeks in December 2005.

          Excluding the new stations, total revenues increased 20.5 percent. The company estimates that the additional week in 2006 contributed an estimated $18.5 million in revenues. Excluding both the new stations and the additional week from December 2006, total revenues for the month decreased  3.7 percent.

          In the Publishing Division, total revenues increased 18.2 percent. Excluding the additional week in December 2006, total revenues declined approximately 4.8 percent.

          Retail advertising revenues increased $4.3 million, or 21.1 percent, mostly reflecting the additional week in December 2006 and higher spending in selected categories in various markets. The Tampa Tribune and its associated daily newspapers generated a 23.6 percent increase in Retail advertising, including higher spending in the department store and drug store categories. Retail revenues at the Richmond Times-Dispatch increased 24.3 percent, including higher spending in the utility, jewelry store and medical categories. Retail revenues for the Winston-Salem Journal were up 12.2 percent, including higher spending in the medical and sporting goods categories. Retail revenues for the Community newspaper group rose 19.6 percent, including strong growth in new revenue initiatives.

          Classified advertising revenues increased $1.4 million, or 10.7 percent, including the extra week. At the Richmond Times-Dispatch and Winston-Salem Journal, Classified revenues increased 28.9 percent and 15 percent, respectively, while The Tampa Tribune reported a 6.6 percent decline. The Community newspaper group reported a 17.8 percent increase.

          Employment linage at the three metros declined 4.5 percent. The Tampa Tribune experienced a 22.8 percent decrease in help-wanted linage, while the Richmond Times-Dispatch and Winston-Salem Journal generated increases of 1.6 percent and 19.5 percent, respectively.

          Automotive linage for the three metros increased 12.8 percent for the month, partly due to special year-end packages provided to automotive dealers.

          Real estate classified linage for the three metro newspapers decreased 14.8 percent, and were strongly impacted by the soft housing market in Tampa where The Tampa Tribune’s real estate linage decreased 36.8 percent from the prior-year’s strong performance. The Richmond Times-Dispatch and the Winston-Salem Journal reported increases in real estate linage of 15.9 percent and  3.8 percent, respectively.

          National revenues increased $1.3 million, or 32.9 percent, including the extra week. The Tampa Tribune and its associated daily newspapers generated a 44 percent increase, including higher spending in the telecommunications and pharmaceutical categories. National revenues at the Richmond Times-Dispatch increased 11.9 percent, including higher preprints. The Winston-Salem Journal reported a 9.3 percent increase, due to increased automotive advertising.

          Circulation revenues increased $1.1 million, or 16.9 percent, reflecting the additional week.  Irrespective of the fifth week in December, five Media General newspapers, including the Richmond Times-Dispatch, generated increases in net-paid Daily Circulation.

          In the Broadcast Division, total revenues increased 62.8 percent, including the new stations and the additional week.  Same-store Broadcast revenues increased 25.1 percent.

          Gross time sales increased $15.3 million, or 70.7 percent, including the new stations, and they increased 25.4 percent on a same-store basis.

          Total Local time sales increased $7.8 million, or 53.4 percent. Same-store Local time sales increased 16.9 percent, reflecting the additional week and higher spending in the automotive, services and telecommunications categories.

          Total National time sales increased $7.2 million, or 101.3 percent. Same-store National time sales increased 42.1 percent, due to the additional week and increased automotive and telecommunications advertising.

          Political advertising in the month was nominal.

          Interactive Media Division total revenues rose 27.8 percent, including the new NBC station Web sites. Local revenues increased 40.4 percent, reflecting strong banner advertising driven by increased and improved sales resources. National/Regional advertising nearly doubled, due to strong growth in volume and pricing. Classified revenues increased 10 percent compared with last December. This moderated growth, compared with earlier months in 2006, reflected the softness in newspaper Classified advertising, much of which is upsold to the company’s Web sites. Page views and visitor sessions rose 22 percent and 32 percent, respectively, including the new NBC station Web sites.

          About Media General

          Media General is a multimedia company operating leading newspapers, television stations and online enterprises primarily in the Southeastern United States. The company’s publishing assets include three metropolitan newspapers, The Tampa Tribune, Richmond Times-Dispatch, and Winston-Salem Journal; 22 daily community newspapers in Virginia, North Carolina, Florida, Alabama and South Carolina; and more than 150 weekly newspapers and other publications. The company’s broadcasting assets include 23 network-affiliated television stations that reach more than 32 percent of the television households in the Southeast and nearly 9.5 percent of those in the United States. The company’s interactive media assets include more than 75 online enterprises that are associated with its newspapers and television stations. Media General also owns a 33 percent interest in SP Newsprint Company, a manufacturer of recycled newsprint.

MEDIA GENERAL INC.
Revenues and Page Views

	December

	2006 (5 Weeks)	2005 (4 Weeks)	% Change

Revenues (000)	$92,811	$69,986	32.6%
Publishing	54,519	46,132	18.2%
Broadcast	36,748	22,573	62.8%
Interactive Media	2,100	1,643	27.8%
Eliminations	(556)	(362)	(53.6)%
Discontinued Operations(1)	—	3,273	(100.0)%
Selected Publishing Revenues (000)
By Category
Advertising	$45,841	$38,713	18.4%
Classified	14,691	13,273	10.7%
Retail	24,632	20,335	21.1%
National	5,377	4,047	32.9%
Other	1,141	1,058	7.8%
Circulation	7,550	6,460	16.9%
By Property
Richmond	12,655	10,277	23.1%
Tampa	17,326	15,055	15.1%
Winston-Salem	5,106	4,473	14.2%
Community Newspapers	19,102	16,039	19.1%
Advertising Revenues (000)(2)
Richmond	$9,965	$8,003	24.5%
Tampa	15,734	13,628	15.5%
Winston-Salem	4,092	3,653	12.0%
Community Newspapers	15,510	12,988	19.4%
Broadcast Time Sales (gross) (000)	$37,136	$21,758	70.7%
Local	22,530	14,689	53.4%
National	14,222	7,065	101.3%
Political	384	4	—
Selected Online Total Page Views
TBO.com	14,335,261	16,698,444	(14.2)%
(Tampa, Fla.)
TimesDispatch.com	9,303,120	8,467,655	9.9%
(Richmond, Va.)
JournalNow.com	3,181,553	3,372,323	(5.7)%
(Winston-Salem, N.C.)

Notes: All data are subject to later adjustment.
(1) Revenues from certain broadcast and interactive media operations that the Company has divested.
(2) Amounts reflected included both daily and weekly newspapers.

	Year-to-Date

	2006 (53 weeks)	2005 (52 weeks)	% Change

Revenues (000)	$983,189	$876,377	12.2%
Publishing	601,144	587,849	2.3%
Broadcast	361,472	272,875	32.5%
Interactive Media	27,179	20,415	33.1%
Eliminations	(6,606)	(4,762)	(38.7)%
Discontinued Operations(1)	32,078	41,560	(22.8)%
Selected Publishing Revenues (000)
By Category
Advertising	$505,426	$489,948	3.2%
Classified	219,196	209,964	4.4%
Retail	234,845	226,471	3.7%
National	43,317	45,541	(4.9)%
Other	8,068	7,972	1.2%
Circulation	81,885	85,101	(3.8)%
By Property
Richmond	141,709	138,970	2.0%
Tampa	197,398	191,987	2.8%
Winston-Salem	55,105	54,307	1.5%
Community Newspapers	204,495	200,104	2.2%
Advertising Revenues (000)(2)
Richmond	$112,041	$108,119	3.6%
Tampa	179,103	173,676	3.1%
Winston-Salem	44,288	43,945	0.8%
Community Newspapers	165,281	160,368	3.1%
Broadcast Time Sales (gross) (000)	$374,712	$270,374	38.6%
Local	207,932	178,333	16.6%
National	116,704	90,060	29.6%
Political	50,076	1,981	—
Selected Online Total Page Views
TBO.com	206,583,416	228,815,803	(9.7)%
(Tampa, Fla.)
TimesDispatch.com	126,267,976	106,937,752	18.1%
(Richmond, Va.)
JournalNow.com	43,538,915	43,929,947	(0.9)%
(Winston-Salem, N.C.)

Notes: All data are subject to later adjustment.
(1) Revenues from certain broadcast and interactive media operations that the Company has divested.
(2) Amounts reflected included both daily and weekly newspapers.

MEDIA GENERAL INC.
Daily Newspapers Advertising Linage*

	December

	2006 (5 Weeks)	2005 (4 Weeks)	% Change

Richmond Times-Dispatch
Retail	36,286	30,885	17.5%
National	11,692	9,715	20.3%
Classified	61,962	50,895	21.7%
Total	109,940	91,495	20.2%
Tampa Tribune
Retail	63,631	49,010	29.8%
National	20,588	17,072	20.6%
Classified	108,652	116,950	(7.1)%
Total	192,871	183,032	5.4%
Winston-Salem Journal
Retail	42,090	41,994	0.2%
National	9,533	8,217	16.0%
Classified	49,092	46,471	5.6%
Total	100,715	96,682	4.2%
Community Dailies
Retail	419,997	354,914	18.3%
National	41,526	28,915	43.6%
Classified	430,053	345,950	24.3%
Total	891,576	729,779	22.2%
Media General Dailies Total
Retail	562,004	476,803	17.9%
National	83,339	63,919	30.4%
Classified	649,759	560,266	16.0%
Total	1,295,102	1,100,988	17.6%

Notes: All data are subject to later adjustment.
(1) Revenues from certain broadcast and interactive media operations that the Company has divested.
(2) Amounts reflected included both daily and weekly newspapers.

	Year-to-Date

	2006 (53 weeks)	2005 (52 weeks)	% Change

Richmond Times-Dispatch
Retail	389,417	379,846	2.5%
National	115,900	123,406	(6.1)%
Classified	852,524	898,985	(5.2)%
Total	1,357,841	1,402,237	(3.2)%
Tampa Tribune
Retail	565,331	559,827	1.0%
National	158,094	186,811	(15.4)%
Classified	1,596,977	1,653,673	(3.4)%
Total	2,320,402	2,400,311	(3.3)%
Winston-Salem Journal
Retail	442,466	445,451	(0.7)%
National	97,600	104,856	(6.9)%
Classified	687,141	734,889	(6.5)%
Total	1,227,207	1,285,196	(4.5)%
Community Dailies
Retail	4,211,360	4,074,576	3.4%
National	272,773	348,336	(21.7)%
Classified	5,402,083	5,314,619	1.6%
Total	9,886,216	9,737,531	1.5%
Media General Dailies Total
Retail	5,608,574	5,459,700	2.7%
National	644,367	763,409	(15.6)%
Classified	8,538,725	8,602,166	(0.7)%
Total	14,791,666	14,825,275	(0.2)%

* Advertising is in column inches - full run only

SOURCE  Media General, Inc.
          -0-                                                                                01/31/2007
          /CONTACT:  Investors: Lou Anne J. Nabhan, +1-804-649-6103, or Media: Ray Kozakewicz, +1-804-649-6748, both of Media General/
          /First Call Analyst: /
          /FCMN Contact: etucker@mediageneral.com /
          /Web site:  http://www.mediageneral.com /
          (MEG)